EXHIBIT 10.4

AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT (the "Agreement") is dated as of this 19th day of June, 2008, by and among PENNICHUCK CORPORATION, a New Hampshire corporation with a principal place of business at 25 Manchester Street, Merrimack, New Hampshire 03054 ("PC" or the "Borrower"), PENNICHUCK WATER WORKS, INC., a New Hampshire corporation with a principal place of business at 25 Manchester Street, Merrimack, New Hampshire 03054 ("PWW" or the "Guarantor") and BANK OF AMERICA, N.A. (successor by merger to FLEET NATIONAL BANK), a national bank organized under the laws of the United States with a place of business at 1155 Elm Street, Manchester, New Hampshire 03101 (the "Bank").

W I T N E S S E T H

WHEREAS, pursuant to the terms of a certain Loan Agreement between the Borrower, the Guarantor and the Bank dated March 22, 2005, as amended (the "Loan Agreement") and certain loan documents referenced therein or contemplated thereby (collectively the "Loan Documents"), the Bank has made a certain $12,000,000 line of credit loan to the Borrower (the
"Primary Line of Credit") and a certain $4,000,000 line of credit loan to the Borrower (the "Secondary Line of Credit").  Any capitalized term used herein which is not defined herein shall have the meaning given to such term in the Loan Agreement; and

WHEREAS, the Borrower has requested and the Bank has agreed to, among other things, (i) extend the maturity date of the Primary Line of Credit and the Secondary Line of Credit; (ii) modify the interest rate and unused facility fee provisions for the Primary Line of Credit and the Secondary Line of Credit; (iii) modify certain financial covenants; (iv) provide that the Primary Line of Credit shall also be secured by a pledge of the stock of Pennichuck Water Service Corporation; and (v) amend the Loan Documents in certain other respects.

NOW, THEREFORE, in consideration of the foregoing and mutual covenants and agreements therein contained, the receipt and adequacy of which are hereby acknowledged, the parties covenant, stipulate, and agree as follows:

1.

Representations and Warranties of the Borrower and the Guarantor.  Each of the Borrower and the Guarantor represent and warrant to the Bank as follows:

(a)

The representations, warranties and covenants of each of the Borrower and the Guarantor made in the Loan Documents, as each may hereinafter be amended or modified, remain true and accurate and are hereby reaffirmed as of the date hereof.

(b)

Each of the Borrower and the Guarantor has performed, in all material respects, all obligations to be performed by it to date under the Loan Documents, as each may hereinafter be amended or modified, and no event of default exists thereunder.

(c)

Each of the Borrower and the Guarantor is a corporation duly organized, qualified, and existing in good standing under the laws of the State of New Hampshire and in all

other jurisdictions in which the character of the property owned or the nature of the existing   business conducted by such Borrower or Guarantor require its qualification as a foreign corporation.

(d)

The execution, delivery, and performance of this Agreement and the documents relating hereto (the "Amendment Documents") are within the power of each of the  Borrower and the Guarantor and are not in contravention of law, either the Borrower's or the Guarantor's Articles of Incorporation, By-Laws, or the terms of any other documents, agreements, or undertaking to which either the Borrower or the Guarantor is a party or by which either the Borrower or the Guarantor is bound.  No approval of any person, corporation, governmental body, or other entity not provided herewith is a prerequisite to the execution, delivery, and performance by the Borrower and the Guarantor or any of the documents submitted to the Bank in connection with the Amendment Documents to ensure the validity or enforceability thereof, or upon execution by the Bank to ensure the validity or enforceability thereof.

(e)

When executed on behalf of the Borrower and the Guarantor, the Amendment Documents will constitute a legally binding obligation of the Borrower and the Guarantor, enforceable in accordance with their terms; provided, that the enforceability of any provisions in the Amendment Documents, or of any rights granted to the Bank pursuant thereto may be subject to and affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and that the right of the Bank to specifically enforce any provisions of the Amendment Documents is subject to general principles of equity.

2.

Amendment To Loan Agreement.  The Loan Agreement shall be amended as follows:

(a)

Section 2.5 of Article II of the Loan Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:  "The Primary Line of Credit shall mature on June 30, 2011."

(b)

Section 2A.5 of Article II-A of the Loan is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:  "The Secondary Line of Credit shall mature on June 30, 2011."

(c)

Section 2.7 of Article II of the Loan Agreement is hereby amended by adding the phrase ", Pennichuck Water Service Corporation" immediately after the phrase "Pittsfield Aqueduct Company, Inc.".

(d)

Section 3.2 of Article III of the Loan Agreement is hereby amended by deleting in its entirety the pricing table based upon the Borrower's Basic Fixed Charge Coverage Ratio and replacing it with the following:

"Tier	Basic Fixed Charge Coverage Ratio	Prime Applicable Margin: Line of Credit	LIBOR Applicable Margin: All Loans	Unused Fees

I	> 3.25 to 1.0	0%	1.20%	0.125%
II	> 1.75 to 1.0 but < 3.25 to 1.0	0%	1.45%	0.20%
III	< 1.75 to 1.0	0%	1.70%	0.30%"

(e)

Section 5.18(b) of Article V of the Loan Agreement is hereby amended by   deleting it in its entirety and replacing it with the following:

"(b)

Tangible Net Worth.  Maintain on a consolidated basis Tangible Net Worth equal to at least $37,000,000 plus any new equity issuance after December 31, 2007.  "Tangible Net Worth" means, as prepared in accordance with GAAP, the value of PC's total assets (including deferred land costs, deferred charges and other regulatory assets that have been deemed recoverable by the New Hampshire Public Utilities Commission (the "NHPUC"), leaseholds and leasehold improvements and reserves against assets but excluding goodwill, patents, trademarks, trade names, organization expenses, deferred marketing expenses, and monies due from affiliates, officers, directors, employees, shareholders, members or managers of PC, all only to the extent not otherwise deemed recoverable by the NHPUC) less total liabilities, including but not limited to accrued and deferred income taxes, but excluding the non-current portion of Subordinated Liabilities.  "Subordinated Liabilities" means liabilities subordinated to PC's obligations to the Bank in a manner acceptable to the Bank in its sole discretion.".

(f)

Sections 2.3 and 2A.3 of the Loan Agreement are hereby amended by inserting the phrase ", capital expenditures" immediately after the phrase "working capital".

(g)

Section 5.15 of Article V of the Loan Agreement is hereby amended by adding the following at the end thereof:

"The Borrower's obligation to maintain its operating and deposit accounts with the Bank as set forth in this Section 5.15 shall terminate upon full and final payment of the Borrower's obligations under the Loan and the Loan Documents."

(h)

Section 6.2 of Article VI of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

"6.2

Merger, Consolidation or Acquisitions.  The Borrower and the Guarantor shall not be a party to any merger, consolidation or any other reorganization, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any person, partnership, corporation or entity; provided, however, that the Borrower may invest as permitted under Section 6.9 hereunder.  Notwithstanding the foregoing, the Bank hereby consents to the acquisition by purchase, lease or otherwise of all or substantially all of the assets or capital stock of any person, partnership, corporation or entity so long as (a) such assets or capital stock are of a regulated or unregulated water entity and/or water management services entity (including municipally-owned water assets and/or systems), (b) there is no default under the Loan Documents, and (c) immediately prior to such acquisition, the Borrower shall have delivered to the Bank a Compliance Certificate (i) for mergers and acquisitions for consideration in excess of $5,000,000, covering the period of the prior four full fiscal quarters giving pro forma effect to such acquisition evidencing that the Borrower is in pro forma compliance with the financial covenants set forth in Section 5.18 hereof, and (ii) for mergers and acquisitions for consideration in excess of $30,000,000, covering the period of the future four full fiscal quarters giving a projected pro forma effect to such acquisition reflecting that the Borrower will be in pro forma compliance with the financial covenants set forth in Section 5.18 hereof."

(i)

Section 6.3 of Article VI of the Loan Agreement is hereby amended by inserting the following at the end thereof:

"For purposes of this Section 6.3, a "substantial portion" shall mean assets or properties in excess of $100,000 individually or $500,000 in the aggregate in any one fiscal year."

(j)

Section 6.4 of Article VI of the Loan Agreement is hereby amended by inserting new paragraph (g) at the end thereof:

"(g)

lease expense incurred in the ordinary course of business provided that such lease expense does not exceed $150,000 in the aggregate in any one fiscal year.

(k)

Section 6.7 of Article VI of the Loan Agreement is hereby amended by deleting the phrase "the aggregate amount of $25,000" and replacing the phrase with "the amount of $25,000 for any one transaction or $150,000 in the aggregate in any one fiscal year".

(l)

Section 6.9 of Article VI of the Loan Agreement is hereby amended by inserting the phrase "; provided, however, the Borrower may invest in direct obligations of the United States of America, in certificates of deposit in the Bank and money market accounts" at the end of said Section.

(m)

Section 8.1(n) of Article VIII of the Loan Agreement is hereby amended by deleting the amount "$25,000" and replacing it with "100,000".

(n)

The terms and conditions of the Loan Agreement, as amended hereby, are hereby ratified and confirmed.

3.

Amendment to Primary Line of Credit Note.  The Revolving Credit Promissory Note dated August 31, 2006, as amended, made payable by the Borrower to the Bank in the principal amount of Twelve Million Dollars ($12,000,000) (the "Primary Line of Credit Note") is hereby amended as follows:

(a)

The maturity date appearing in the last sentence of the third paragraph of the Primary Line of Credit Note is hereby extended from June 30, 2009 to June 30, 2011.

(b)

The terms and conditions of the Primary Line of Credit Note, as amended hereby, are ratified and confirmed.

4.

Amendment to Secondary Line of Credit Note.  The Revolving Credit Promissory Note dated August 31, 2006, as amended, made payable by the Borrower to the Bank in the principal amount of Four Million Dollars ($4,000,000) (the "Secondary Line of Credit Note") is hereby amended as follows:

(a)

The maturity date appearing in the last sentence of the third paragraph of the Secondary Line of Credit Note is hereby extended from June 30, 2009 to June 30, 2011.

(b)

The terms and conditions of the Secondary Line of Credit Note, as amended hereby, are ratified and confirmed.

5.

Amendment to Pledge Agreement.  The Pledge Agreement dated August 31, 2006, as amended, from the Borrower to the Bank (the "Pledge Agreement") is hereby amended as follows:

(a)

The third WHEREAS clause is hereby amended by adding the phrase ", Pennichuck Water Service Corporation" immediately after the phrase "Pennichuck East Utility, Inc.".

(b)

The sixty WHEREAS clause is hereby amended by adding the following to the end of the chart listing the name of the Company, the number of shares pledged and percentage: (i) under the Company column: "Pennichuck Water Service Corporation; (ii) under the Number of Shares Pledged: 10; and (iii) under the Percentage column: 100%.

(c)

The Borrower hereby pledges and confirms unto the Bank its pledge of the Pledged Collateral as defined in the Pledge Agreement, as amended hereby, to secure the Secured Obligations, as defined in the Pledge Agreement.  The Borrower hereby ratifies and confirms the terms and conditions of the Pledge Agreement, as amended hereby.

6.

Ratification of the Guaranty Agreement.  Reference is hereby made to the Guaranty Agreement dated March 22, 2005, as amended, from the Guarantor to the Bank (the "Guaranty Agreement").  The Guarantor hereby ratifies and confirms its guaranty under the Guaranty Agreement as of the date hereof.  The Guarantor hereby acknowledges that its obligations under the Guaranty Agreement shall apply to the Secondary Line of Credit Note, the Secondary Line of Credit and the Swap Agreement and that all amounts advanced or to be advanced thereunder shall be Guaranteed Obligations (as such term is defined in the Guaranty Agreement) for which the Guarantor shall be liable under the Guaranty Agreement.  The Bank and the Guarantor hereby expressly acknowledge that the obligations under the Primary Line of Credit Note and the Primary Line of Credit are hereby expressly excluded from the definition of the Guaranteed Obligations.

7.

Conditions Precedent.  The obligations of the Bank hereunder are subject to fulfillment of the following conditions precedent:

(a)

The Borrower and the Guarantor shall execute and deliver to the Bank this Agreement and the Amendment Documents.

(b)

The Bank shall have received (i) certified copies of instruments evidencing all corporate action taken by the Borrower and the Guarantor to authorize the execution and delivery of this Agreement and the Amendment Documents and (ii) such other documents, legal opinions, papers and information as the Bank shall reasonably require including all items listed on the Closing Agenda attached hereto as Exhibit A.

(c)

The Borrower shall pay the Bank a fee of $15,000 at or prior to closing which fee shall also be for the amendment to the loan documents related to the $4,500,000 line of credit from the Bank to PC and Pennichuck East Utility, Inc. which shall close simultaneously herewith.

8.

Future References.  All references to the Loan Documents shall hereafter refer to such documents, as amended and shall expressly include, without limitation, this Agreement and all other Amendment Documents.

9.

Loan Documents.  The Borrower shall deliver this Agreement to the Bank and this Agreement shall be included in the term "the Loan Documents" in the Loan Agreement.  The Loan Documents, and the collateral granted to the Bank therein, shall secure the Loan (as defined in the Loan Agreement) made pursuant to the Loan Agreement, as amended, and the payment and performance of the Line of Credit, as amended.

10.

Continuing Effect.  The provisions of the Loan Documents, as modified herein, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.

11.

General.

(a)

The Borrower shall execute and deliver such additional documents and do such other acts as the Bank may reasonably require to implement the intent of this Agreement fully.

(b)

The Borrower shall pay all costs and expenses, including, but not limited to, reasonable attorneys' fees incurred by the Bank in connection with this Agreement.  The Bank, at its option, but without any obligation to do so, may advance funds to pay any such costs and expenses that are the obligation of the Borrower, and all such funds advanced shall bear interest at the highest rate provided in the Note, as amended.

(c)

This Agreement may be executed in several counterparts by the Borrower, the Guarantor and the Bank, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

BANK OF AMERICA, N.A

/s/ Paula Belanger	By:	/s/ Kenneth R. Sheldon
Witness		Kenneth R. Sheldon, Its Duly
Authorized Senior Vice President

PENNICHUCK CORPORATION

/s/ Joanne McDonald	By:	/s/ William D. Patterson
Witness		William D. Patterson, Its Duly
Authorized Senior Vice President,
Treasurer and Chief Financial Officer

PENNICHUCK WATER WORKS, INC

/s/ Joanne McDonald	By:	/s/ William D. Patterson
Witness		William D. Patterson, Its Duly
Authorized Vice President, Treasurer
and Chief Financial Officer

EXHIBIT A

CLOSING AGENDA

Amendment to Financings

from BANK OF AMERICA, N.A. (the "Bank")

to PENNICHUCK CORPORATION, PENNICHUCK EAST UTILITY, INC.

and PENNICHUCK WATER WORKS, INC.

June __, 2008

BORROWER'S AND GUARANTOR'S DOCUMENTS (Items 1-8 to be Delivered by Borrower and Counsel)

1.

PENNICHUCK CORPORATION - Certificate of Existence

2.

PENNICHUCK CORPORATION - Secretary's Certificate including Articles, Bylaws, Incumbency Certificate and Board of Directors Resolution (Bring down certificate)

3.

PENNICHUCK EAST UTILITY, INC. - Certificate of Existence

4.

PENNICHUCK EAST UTILITY, INC. - Secretary's Certificate including Articles, Bylaws, Board of Director's Resolutions and Incumbency Certificate (Bring down certificate)

5.

PENNICHUCK WATER WORKS, INC. - Certificate of Existence

6.

PENNICHUCK WATER WORKS, INC. - Secretary's Certificate including Articles, Bylaws, Incumbency Certificate and Board of Directors Resolution (Bring down certificate)

7.

Original Stock Certificate(s) with Separate Stock Powers Endorsed in Blank (Pennichuck Water Service Corporation)

8.

Disbursement Authorization (form provided) and Payment of Bank fees and expenses

9.

Opinion of Counsel  [Waived]

BANK'S DOCUMENTS (To be Prepared by Bank and its Counsel)

10.

Amendment Agreement ($12,000,000 and $4,000,000 Line of Credit to PC)

11.

RSA 399-B Disclosure Statement ($12,000,000 and $4,000,000 Line of Credit to PC)

12.

Amendment Agreement ($4,500,000 Line of Credit to PC and PEU)

13.

RSA 399-B Disclosure Statement ($4,500,000 Line of Credit to PC and PEU)